Exhibit 99.2

THIS SENIOR CONVERTIBLE NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF (I) MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR OTHER FINANCING SECURED BY SUCH SECURITIES OR (II) MAY BE TRANSFERRED OR ASSIGNED TO AN AFFILIATE OF THE HOLDER HEREOF WITHOUT THE NECESSITY OF AN OPINION OF COUNSEL OR THE CONSENT OF THE ISSUER HEREOF.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT, REDEMPTION OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

ZAP

8% SENIOR CONVERTIBLE NOTE

$[___________]
Issue Date: December 5, 2006

FOR VALUE RECEIVED, ZAP, a California corporation (the “Company”), hereby promises to pay to the order of [GEMINI MASTER FUND, LTD.] or its permitted successors or assigns (the “Holder”) the sum of [__________________________] DOLLARS ($[_____________]) in same day funds, on or before the two (2) year anniversary of the Issue Date (the “Maturity Date”). The Holder may convert principal of and interest accrued on this Note into shares (“Conversion Shares”) of the Company’s common stock, no par value (the “Common Stock”), on the terms set forth herein.

Except as specifically provided by the terms of Section 6, and the Scheduled Principal Payments contemplated in Section 2(a), the Company shall not have the right to prepay any principal of this Note.

The Company has issued this Note pursuant to a Securities Purchase Agreement, dated as of December 5, 2006 (the “Securities Purchase Agreement”). The Notes issued by the Company pursuant to the Securities Purchase Agreement, including this Note, are collectively referred to herein as the “Notes”.

The following terms shall apply to this Note:

1. DEFINITIONS.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Principal Market is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Change of Control” means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; or (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

“Continuing Director” means, at any date, a member of the Company’s Board of Directors (i) who was a member of such board on the date of the Securities Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

“Conversion” has the meaning set forth in Section 3(a) of this Note.

“Conversion Date” has the meaning set forth in Section 3(b) of this Note.

“Conversion Default” has the meaning set forth in Section 3(e) of this Note.

“Conversion Notice” has the meaning set forth in Section 3(b) of this Note.

“Conversion Price” means, as of any date, one dollar ($1.00), subject to adjustment as provided herein.

“Convertible Securities” means any stock or securities (other than Options) of the Company convertible into or exercisable or exchangeable for Common Stock.

“Current Price” means, as of a particular date, the average of the daily VWAP for each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.

“Default Interest Rate” means the lower of twelve (12%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Company or the trading of its securities.

“Delivery Date” has the meaning set forth in Section 3(d) of this Note.

“Determination Date” has the meaning set forth in Section 4(c) of this Note.

“Dispute Procedure” has the meaning set forth in Section 3(b) of this Note.

“Distribution,” “Distribution Date” and “Distribution Notice” have the respective meanings set forth in Section 4(c) of this Note.

“Equity Conditions” means each of the following:

(i) the Registration Statement shall have been declared effective, not be the subject of any stop order, be available to the Holder, and cover the number of Registrable Securities required by the Registration Rights Agreement;

(ii) the Reserved Amount must be equal to or greater than the number of shares of Common Stock that the Company is required to reserve by the Securities Purchase Agreement;

(iii) trading in the Common Stock shall not have been suspended on the Principal Market;

(iv) the shares of Common Stock that the Holder would beneficially own, after giving effect to the contemplated issuance of Company securities for which these Equity Conditions must be satisfied, shall not exceed the limitation set forth in Section 3(f) (unless such limitation has been waived by the Holder in accordance with Section 3(f); and

(v) an Event of Default, or an event that with the passage of time or giving of notice, or both, would constitute an Event of Default, has not occurred and is not continuing.

“Event of Default” means the occurrence of any of the following events:

(i) a Liquidation Event occurs or is publicly announced;

(ii) the Company fails to make any payment of principal or interest on this Note in full as and when such payment is due, and such payment remains unpaid for five (5) Business Days following written notice thereof from the Holder;

(iii)  other than a breach described in clause (ii) above, the Company breaches or provides notice of its intent to breach any material term or condition of this Note, the

Securities Purchase Agreement, the Warrant or the Registration Rights Agreement (including, without limitation, the occurrence of a Conversion Default, an Exercise Default (as defined in the Warrants) or a Registration Default (as defined in the Registration Rights Agreement); and such breach continues for a period of five (5) Business Days following written notice thereof from the Holder;

(iv) any representation or warranty made by the Company in this Note, the Securities Purchase Agreement, the Warrant or the Registration Rights Agreement was inaccurate or misleading in any material respect as of the date such representation or warranty was made; or

(v) a default occurs or is declared, or any amounts are accelerated, under or with respect to any instrument that evidences Debt of the Company or any of its Subsidiaries in a principal amount exceeding $25,000.

“Excluded Securities” means (i) securities purchased under the Securities Purchase Agreement; (ii) securities issued upon conversion or exercise of the Notes, the Warrants, or any other options, warrants or convertible securities outstanding as of the Issue Date and disclosed on Schedule 3.5 of the Securities Purchase Agreement; (iii) shares of Common Stock issuable or issued to employees from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more employee stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by the independent members of the Board of Directors; (iv) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) shares of Common Stock issued in exchange for services, in leasing transactions, or for purchase of assets, in each case, negotiated on an arms’ length basis and charged at a reasonable market rates; and (vi) securities issued in connection with a merger or a consolidation involving the Company or a Subsidiary or the acquisition of the capital stock or the assets of any Person, provided in each case that the transaction is approved by the written consent of the Investors holding at least a majority of the principal amount of the Notes then outstanding, such consent not to be unreasonably withheld.

“Floor Price” means, as of any date, the lesser of (i) $0.75 (as appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction) and (ii) the Conversion Price in effect as of such date.

“Forced Conversion” has the meaning set forth in Section 7(a) of this Note.

“Forced Conversion Date” has the meaning set forth in Section 7(b) of this Note.

“Forced Conversion Period” has the meaning set forth in Section 7(a) of this Note.

“Forced Conversion Price” means, as of any date, the lesser of (i) $2.00 (as appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction) and (ii) two hundred percent (200%) of the Conversion Price in effect as of such date.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Interest” and “Interest Payment Date” have the respective meanings set forth in Section 2(b)(i) of this Note.

“Interest Stock Option” has the meaning set forth in Section 2(b)(ii) of this Note.

“Interest Stock Option Delivery Date” has the meaning set forth in Section 2(b)(v) of this Note.

“Interest Stock Option Notice” has the meaning set forth in Section 2(b)(iv) of this Note.

“Issue Date” means the date on which this Note is issued pursuant to the Securities Purchase Agreement.

“Liquidation Event” means the (i) institution of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or any Subsidiary of the Company, or (ii) the dissolution or other winding up of the Company or any Subsidiary of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Subsidiary of the Company.

“Major Transaction” means a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets.

“Mandatory Redemption,” “Mandatory Redemption Date” and “Mandatory Redemption Notice” have the respective meanings set forth in Section 5(a) of this Note.

“Mandatory Redemption Price” means one hundred and twenty percent (120%) of (A) the unpaid principal amount of this Note being redeemed plus (B) all accrued and unpaid Interest (including default interest).

“Optional Redemption”, “Optional Redemption Date” and “Optional Redemption Notice” have the respective meanings set forth in Section 6(a) of this Note.

“Optional Redemption Price” means one hundred and twenty percent (120%) of (A) the unpaid principal amount of this Note plus (B) all accrued and unpaid Interest (including default interest).

“Options” means any rights, warrants or options to subscribe for, purchase or receive Common Stock or Convertible Securities.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the principal exchange, market or quotation system on which the Common Stock is listed, traded or quoted.

“Principal Payment” has the meaning set forth in Section 2(a)(i) of this Note.

“Principal Payment Response Notice” and “Principal Payment Suspension Notice” have the respective meanings set forth in Section 2(a)(vi) of this Note.

“Principal Payment Share Price” means, as of a Scheduled Principal Payment Date, the lesser of (i) ninety percent (90%) of the lowest daily VWAP for any Trading Day among the ten (10) consecutive Trading Days occurring immediately prior to (but not including) such Scheduled Principal Payment Date and (ii) the Conversion Price in effect as of such Scheduled Principal Payment Date.

“Principal Stock Option” has the meaning set forth in Section 2(a)(ii) of this Note

“Principal Stock Option Delivery Date” has the meaning set forth in Section 2(a)(v) of this Note

“Principal Stock Option Notice” has the meaning set forth in Section 2(a)(iv) of this Note

“Purchase Rights” means any options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities.

“Record Date” has the meaning set forth in Section 4(c) of this Note.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the agreement between the Holder and the Company pursuant to which the Company has agreed to register the resale of the shares of Common Stock issuable under the Notes and the Warrants.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Scheduled Interest Payment Date” means each April 1, July 1, October 1, and January 1 following the Issue Date, with the first Scheduled Interest Payment Date occurring on January 1, 2007, provided, that if any of such days in any year is not a Business Day, then the Scheduled Interest Payment Date shall be the Business Day immediately following such date.

“Scheduled Principal Payment Date” means the first day of each calendar month, with the first Scheduled Principal Payment Date occurring on June 1, 2007, provided, that if any of such days in any year is not a Business Day, then the Scheduled Principal Payment Date shall be the Business Day immediately following such date.

“Trading Day” means a Business Day on which shares of Common Stock are purchased and sold on the Principal Market.

“Transaction Documents” means (i) the Securities Purchase Agreement, (ii) the Notes, (iii) the Warrants, (iv) the Registration Rights Agreement, and (v) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company and any of its officers at the Closing.

“VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If VWAP cannot be calculated for the Common Stock on such Trading Day on the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction during such period.

“Warrants” means the warrants issued pursuant to the Securities Purchase Agreement.

All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Note as a whole and not to any particular provision of this Note. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

2. PAYMENT OF PRINCIPAL AND INTEREST.

(a) Principal.

(i) Schedule and Amount of Payments. Subject to Section 2(a)(vi), the Company shall pay to the Holder, in cash, on each Scheduled Principal Payment Date, an amount of principal equal to the lesser of (x) 8.333% of the original principal amount of this Note and (y) the then total remaining unpaid principal of this Note (each, a “Principal Payment”).

(ii) Payment of Principal. The Company shall make each Principal Payment in cash by wire transfer of immediately available funds; provided, however, that, subject to the satisfaction of all of the Equity Conditions as specified in Section 2(a)(iii), the Company may elect to pay all or a portion of a Principal Payment due on a Scheduled Principal Payment Date in shares of Common Stock

(the “Principal Stock Option”). A Principal Payment that is not paid as and when due in accordance with this Section 2(a) shall bear interest until paid at the Default Interest Rate.

(iii) Conditions to Principal Payment in Common Stock. The Company shall be entitled to exercise the Principal Stock Option with respect to a Scheduled Principal Payment Date only if, on the Principal Stock Option Delivery Date for such Scheduled Principal Payment Date and on each of the ten (10) Trading Days immediately preceding such date, all of the Equity Conditions are satisfied in full. In the event that any of the Equity Conditions are not satisfied as of the applicable Principal Stock Option Delivery Date and each such Trading Day (and regardless of whether the Company has delivered a Principal Stock Option Notice), the Company shall not be permitted to exercise the Principal Stock Option and must pay the entire Principal Payment due on such Scheduled Principal Payment Date in cash by wire transfer of immediately available funds on such Scheduled Principal Payment Date, and such amounts due but not paid on such Scheduled Principal Payment Date shall accrue interest at the Default Interest Rate until paid in full. Notwithstanding the foregoing, in no event shall the Company be permitted to exercise the Principal Stock Option to the extent that, upon receipt of the shares of Common Stock deliverable thereby, the Holder would beneficially own more than 4.99% of the number of shares of Common Stock then outstanding.

(iv) Principal Stock Option Notice. In order to exercise the Principal Stock Option with respect to a Scheduled Principal Payment Date, the Company must deliver, on or before the tenth (10th) calendar day immediately prior to such date, written notice to the Holder stating that the Company wishes to exercise such option and the amount of the Principal Payment to be paid in shares of Common Stock (a “Principal Stock Option Notice”). A Principal Stock Option Notice, once delivered by the Company, shall be irrevocable (provided that if the Company is prohibited under Section 2(a)(iii) from exercising the Principal Stock Option contemplated in such Principal Stock Option Notice; such Principal Stock Option Notice shall be deemed cancelled). In the event that the Company does not deliver a Principal Stock Option Notice on or before such tenth day, the Company will be deemed to have elected to pay all of the Principal Payment then due in cash.

(v) Delivery of Shares. If the Company has validly exercised the Principal Stock Option with respect to a Scheduled Principal Payment Date, the Company must deliver to the Holder, on or before the fifth (5th) Business Day following such Scheduled Principal Payment Date (the “Principal Stock Option Delivery Date”), a number of shares of Common Stock equal to (A) the amount of the Principal Payment for which the Company has elected to pay in Common Stock on such Scheduled Principal Payment Date divided by (B) the Principal Payment Share Price as of such Scheduled Principal Payment Date. The Company must deliver such shares of Common Stock to the Holder in accordance with the provisions of Section 3(d) of this Note, with the Principal Stock Option Delivery Date being deemed the Delivery Date for purposes hereof, and in the event of the Company’s failure to effect such delivery on the applicable Delivery Date therefor, the Holder shall have the remedies specified in Section 3(e) of this Note. If any fractional share would be issuable upon exercise of the Principal Stock Option, such fractional share shall be disregarded and the number of shares issuable shall, in the aggregate, be equal to the nearest whole number of shares.

(vi) Suspension of Principal Payment.

(1) Notwithstanding Section 2(a)(i), the obligation of the Company to make a Principal Payment on a Scheduled Principal Payment Date shall be suspended as and to the extent provided in Section 2(a)(vi)(3) if (a) the Company has timely delivered a Principal Stock Option Notice with respect to such Principal Payment, (b) the Principal Payment Share Price is less than the Floor Price as of such Scheduled Principal Payment Date, (c) the Company provides written notice thereof (the “Principal Payment Suspension Notice”) to the Holder prior to 5 p.m., New York City time on such Scheduled Principal Payment Date, and (d) the Holder fails to provide written notice (the “Principal Payment Response Notice”) to the Company within two Business Days of receiving such Principal Payment Suspension Notice stating that the Holder is willing to receive such Principal Payment in shares of Common Stock based on a per share price equal to such Floor Price (and not the Principal Payment Share Price). If the Company fails to timely deliver a Principal Payment Suspension Notice with respect to a Principal Payment, then the Company shall be obligated to make such Principal Payment in shares of Common Stock at the applicable Principal Payment Share Price, even if such price is below the Floor Price.

(2) If the Holder timely delivers a Principal Payment Response Notice in response to a Principal Payment Suspension Notice, then the Company shall, in full satisfaction of the Principal Payment to which such Principal Payment Response Notice relates, deliver to the Holder, on or before the Principal Stock Option Delivery Date for such Principal Payment, a number of shares of Common Stock equal to (A) the amount of such Principal Payment divided by (B) the Floor Price as of such Scheduled Principal Payment Date. Notwithstanding the foregoing, if any of the Equity Conditions are not satisfied (or waived by the Holder) as of such Principal Stock Option Delivery Date and on each of the ten (10) Trading Days immediately preceding such date, then the Company shall not be entitled or permitted to make such Principal Payment, and such Principal Payment shall be deemed suspended as and to the extent provided in Section 2(a)(vi)(3). The Company must deliver the shares of Common Stock required to be delivered by it under this Section 2(a)(vi)(2) to the Holder in accordance with the provisions of Section 3(d) of this Note, with the applicable Principal Stock Option Delivery Date being deemed the Delivery Date for purposes hereof, and in the event of the Company’s failure to effect such delivery on such Principal Stock Option Delivery Date, the Holder shall have the remedies specified in Section 3(e) of this Note. If any fractional share would be issuable upon the making of a Principal Payment hereunder, such fractional share shall be disregarded and the number of shares issuable shall, in the aggregate, be equal to the nearest whole number of shares.

(3) If the Holder does not timely deliver a Principal Payment Response Notice to a Principal Payment Suspension Notice (or, if upon timely delivery by the Holder of a Principal Payment Response Notice to a Principal Payment Suspension Notice, any of the Equity Conditions are not satisfied in accordance with Section 2(a)(vi)(2)), the Company’s obligation to make the Principal Payment to which such Principal Payment Suspension Notice relates shall be suspended until the next Scheduled Principal Payment Date; in which case, (i) all Principal Payments previously suspended and not paid plus (2) the Principal Payment regularly scheduled to be paid on such Scheduled Principal Payment Date, shall be due and payable in full as of such Scheduled Principal Payment Date in accordance with, and subject to the limitations of, this Section 2(a).

(b) Interest.

(i) Interest Accrual. This Note shall bear interest on the unpaid principal amount hereof (“Interest”) at an annual rate equal to eight percent (8%), computed on the basis of a 360-day year and calculated using the actual number of days elapsed since the Issue Date or the date on which Interest was most recently paid, as the case may be, and if not timely paid as provided herein, compounded monthly. The Company shall pay accrued Interest (x) on each Scheduled Interest Payment Date, (y) on the Maturity Date and (z) on any date on which the entire principal amount of this Note is paid in full (whether through conversion or otherwise) (each of the foregoing clauses (x), (y) and (z) being referred to herein as an “Interest Payment Date”).

(ii) Interest Payments. The Company shall pay Interest in cash by wire transfer of immediately available funds; provided, however, that, subject to the satisfaction of all of the Equity Conditions as specified in Section 2(b)(iii), the Company may elect to pay all or a portion of the Interest due on a Scheduled Interest Payment Date in shares of Common Stock (the “Interest Stock Option”). Interest that is not paid as and when due in accordance with this Section 2(b) shall bear interest until paid at the Default Interest Rate.

(iii) Conditions to Interest Payment in Common Stock. The Company shall be entitled to exercise the Interest Stock Option with respect to a Scheduled Interest Payment Date only if, on the Interest Stock Option Delivery Date for such Scheduled Interest Payment Date and on each of the ten (10) Trading Days immediately preceding such date, all of the Equity Conditions are satisfied in full. In the event that any Equity Conditions is not satisfied as of the applicable Interest Stock Option Delivery Date and each such Trading Day (and regardless of whether the Company has delivered an Interest Stock Option Notice), the Company shall not be permitted to exercise the Interest Stock Option and must pay all amounts due on such Scheduled Interest Payment Date in cash by wire transfer of immediately available funds on such Scheduled Interest Payment Date, and such amounts due but not paid on such Scheduled Interest Payment Date shall accrue interest at the Default Interest Rate until paid in full. Notwithstanding the foregoing, in no event shall the Company be permitted to exercise the Interest Stock Option to the extent that, upon receipt of the shares of Common Stock deliverable thereby, the Holder would beneficially own more than 4.99% of the number of shares of Common Stock then outstanding.

(iv) Interest Stock Option Notice. In order to exercise the Interest Stock Option with respect to a Scheduled Interest Payment Date, the Company must deliver, on or before the tenth (10th) calendar day immediately prior to such date, written notice to the Holder stating that the Company wishes to exercise such option and the amount of Interest to be paid in shares of Common Stock (an “Interest Stock Option Notice”). An Interest Stock Option Notice, once delivered by the Company, shall be irrevocable (provided that if the Company is prohibited under Section 2(b)(iii) from exercising the Interest Stock Option contemplated in such Interest Stock Option Notice, such Interest Stock Option Notice shall be deemed cancelled). In the event that the Company does not deliver an Interest Stock Option Notice on or before such tenth day, the Company will be deemed to have elected to pay all Interest then due in cash.

(v) Delivery of Shares. If the Company has validly exercised the Interest Stock Option with respect to a Scheduled Interest Payment Date, the Company must deliver to the Holder, on or before the fifth (5th) Business Day following such Scheduled Interest Payment Date (the “Interest Stock Option Delivery

Date”), a number of shares of Common Stock equal to (A) the amount of Interest accrued and payable with respect to this Note as of such Scheduled Interest Payment Date divided by (B) ninety-five percent (95%) of the Current Price in effect on such Scheduled Interest Payment Date. The Company must deliver such shares of Common Stock to the Holder in accordance with the provisions of Section 3(d) of this Note, with the Interest Stock Option Delivery Date being deemed the Delivery Date for purposes hereof, and in the event of the Company’s failure to effect such delivery on the applicable Delivery Date therefor, the Holder shall have the remedies specified in Section 3(e) of this Note. If any fractional share would be issuable upon exercise of the Interest Stock Option, such fractional share shall be disregarded and the number of shares issuable shall, in the aggregate, be equal to the nearest whole number of shares.

3. CONVERSION.

(a) Right to Convert. The Holder shall have the right, at any time and from time to time, to convert (i) all or any part of the outstanding and unpaid principal amount of this Note and (ii) at the Holder’s option, in its sole discretion, all or any part of unpaid Interest (and any other amounts) accrued hereon, into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a “Conversion”). The Company may not refuse any conversion request by the Holder for any reason or no reason unless and until the Company obtains an injunction and posts bond with respect thereto.

(b)  Conversion Notice. In order to convert principal of (and, if the Holder so elects, Interest accrued on) this Note, the Holder shall send by facsimile transmission (followed by a telephonic or email confirmation that such facsimile was sent), at any time prior to 5:00 p.m., New York City time, on the Business Day on which the Holder wishes to effect such Conversion (the “Conversion Date”), a properly completed notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of principal (and accrued Interest and any other amounts, if applicable) to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a “Conversion Notice”). Subject to Section 8(d), the Conversion Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such Conversion shall be issued. The Holder shall not be required to physically surrender this Note to the Company in order to effect a Conversion. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Note and the date of each Conversion or other payment of principal hereof. In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in accordance with Section 4 below), the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed, the Company and the Holder shall provide each other with their respective calculations, and the Company shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within two (2) Business Days following the later of the date on which the Holder delivers its calculations to the Company and the receipt of the Holder’s Conversion Notice. The Company shall use its best efforts to cause such accountants to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

(c) Number of Conversion Shares; Reduction of Principal and Interest. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to the principal amount of (and, if the Holder so elects, Interest and any other amounts accrued on) this Note being converted divided by the Conversion Price in effect on the Conversion Date. Upon the valid delivery of the Conversion Shares by the Company, the amounts subject to such Conversion shall be credited towards the principal amount of (and, if the Holder so elected, Interest and any other amounts accrued on) this Note, provided that all amounts credited towards future payments of principal shall be credited in the order that such principal payments are to become due and payable.

(d) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice, the Company shall, no later than the close of business on the sixth (6th) Business Day following the Conversion Date set forth in such Conversion Notice (the “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to Section 3(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the sixth (6th) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to the Holder, as long as the Company’s designated transfer agent or co-transfer agent in the United States for the Common Stock (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the nearest whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

(e) Failure to Deliver Conversion Shares.

(i) In the event that the Company fails for any reason to deliver to the Holder the number of Conversion Shares specified in a Conversion Notice (without any restrictive legend to the extent permitted by applicable law and the terms of the Securities Purchase Agreement) on or before the Delivery Date therefor, or fails to remove any restrictive legend from outstanding Conversion Shares at the request of the Holder in accordance with Section 2.5 of the Securities Purchase Agreement on or before the tenth (10th) Business Day following such request (a “Conversion Default”), the Holder shall have the right to receive from the Company an amount equal to (i) (N/365) multiplied by (ii) the principal amount of, and any Interest and any other amounts accrued on, this Note represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the Default Interest Rate, where “N” equals the number of days elapsed between the original Delivery Date of such Conversion Shares (or from such tenth Business Day in the event of a failure to remove a legend from outstanding Conversion Shares) and the date on which such Conversion Default has been cured. In the event that shares of Common Stock are purchased by or on behalf of the Holder in order to make delivery on a sale effected in anticipation of receiving

Conversion Shares upon a Conversion, and there is a Conversion Default with respect to such Conversion, the Holder shall have the right to receive from the Company, in addition to the foregoing amounts, (i) the aggregate amount paid by or on behalf of the Holder for such shares of Common Stock minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Conversion Shares issued by the Company pursuant to such Conversion. Amounts payable under this Section 3(e)(i) shall be paid to the Holder in immediately available funds on or before the second (2nd) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this Section 3(e)(i) and, if a Conversion Default continues to exist thereafer, at the end of each period of thirty (30) days following such second Business Day.

(ii) In addition to its rights under Section 3(e)(i) above, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

(f) Limitations on Right to Convert. In no event shall the Holder be permitted to convert principal of or Interest (or other amounts) on this Note if, upon such conversion, (x) the number of Conversion Shares to be issued pursuant to such Conversion plus (y) the number of shares of Common Stock beneficially owned by the Holder (other than Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(f)) would exceed 4.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to convert such excess principal amount at such time as such Conversion does not violate the provisions of this Section3(f). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(f) applies (and without limiting any rights the Company may otherwise have), the submission of a Conversion Notice by the Holder shall be deemed to be the Holder’s representation that this Note is convertible pursuant to the terms hereof, the Company may rely on the Holder’s representation that this Note is convertible pursuant to the terms hereof, and the Company shall have no obligation whatsoever to verify or confirm the accuracy of such representation. The Company shall have no liability to any person if the Holder’s determination of whether this Note is convertible pursuant to the terms hereof is incorrect. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this Section 3(f) may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty (60) days’ prior written notice to the Company, to waive the provisions of this Section 3(f) without obtaining such consent.

4. ADJUSTMENTS TO FIXED CONVERSION PRICE.

(a) Stock Splits, Stock Interests, Etc. If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the Company’s transfer agent of such change on or before the effective date thereof.

(b) Major Transactions. If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to receive upon Conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon Conversion had such Major Transaction not taken place (without giving effect to any limitations on such Conversion contained in this Note or the Securities Purchase Agreement). The Company shall not effect any Major Transaction unless (i) the Holder has received written notice of such transaction at least thirty (30) days prior thereto (which period shall be increased to sixty one (61) days if, at such time, without giving effect to the limitation on conversion contained in Section 3(f) hereof, the Holder would beneficially own more than 4.99% of the Common Stock then outstanding, and the Holder has notified the Company in writing of such circumstance) but in no event later than fifteen (15) days prior to the record date for the determination of stockholders entitled to vote with respect thereto; provided, however, that the Company shall publicly disclose the material terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder, and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Company under this Note (including, without limitation, the obligation to make payments of principal and Interest accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of this Note as of the date of such transaction, and shall similarly apply to successive Major Transactions. Notwithstanding the foregoing, if a Major Transaction constitutes a Change of Control, the Holder may, in lieu of exercising its rights under this Section 4(b), exercise its rights under Section 5 of this Note.

(c) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”) (the earlier of such dates being referred to as the “Determination Date”). Upon receipt of the Distribution Notice, the Holder shall promptly (but in no event later than three (3) Business Days) notify the Company whether it has elected (A) to receive the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Note is convertible as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such conversion) or (B) upon any exercise of this Note on or after the Distribution Date, to reduce the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. Upon receipt of such election notice from the Holder, the Company shall timely effectuate the transaction or adjustment contemplated in the foregoing clause (A) or (B), as applicable.  If the Holder does not notify the Company of its election pursuant to the preceding sentence on or prior to the Determination Date, the Holder shall be deemed to have elected clause (A) of the preceding sentence.

(d) Convertible Securities; Options. If, at any time after the Issue Date, the Company issues Convertible Securities or Options to the record holders of the Common Stock, whether or not such Convertible Securities or Options are immediately convertible, exercisable or exchangeable, then the Holders shall be entitled, upon any Conversion of this Note after the date of record for determining stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options are issued), to receive the aggregate number of Convertible Securities or Options which the Holder would have received with respect to the shares of Common Stock issuable upon such conversion (without giving effect to any limitations on such Conversion contained in this Note or the Securities Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options were issued).

(e) Dilutive Issuances.

(i) Adjustment Upon Dilutive Issuance. If, at any time after the Issue Date and on or prior to the later of (1) the earlier of (x) the Effective Date and (y) the two year anniversary of the Issue Date, and (2) the six month anniversary of the Issue Date, the Company issues or sells, or in accordance with Section 4(e)(ii) of this Note is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with Section 4(e)(ii) of this Note). Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Conversion Price.

(ii) Effect On Conversion Price Of Certain Events. For purposes of determining the adjusted Conversion Price under Section 4(e)(i) of this Note, the following will be applicable:

(A) Issuance Of Options. If the Company issues or sells any Options, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in Section 4(e)(ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Options. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Options, upon the expiration or termination of such Options, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Options been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

(B) Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this Section 4(e)(ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Convertible Security”), then for purposes of the first sentence of this Section 4(e)(ii)(B), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were equal to the actual conversion price on such date (or such higher minimum conversion price if such Variable Rate Convertible Security is subject to a minimum conversion price) (the

“Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4(e) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been equal to the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence; provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(C) Change In Option Price Or Conversion Rate. If there is a change at any time (including, without limitation, a change with respect to any Options or Convertible Securities outstanding as of the Issue Date) in (x) the amount of additional consideration payable to the Company upon the exercise of any Options; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

(D) Calculation Of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration.

(iii) Exceptions To Adjustment Of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this Section 4(e) upon the issuance of any Excluded Securities.

(iv) Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4(e) resulting in a change in the Conversion Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon Conversion of this Note, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment, readjustment or change, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Conversion of this Note.

(f) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder of this Note shall, upon conversion of this Note, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.

5. EVENTS OF DEFAULT; MANDATORY REDEMPTION.

(a) Mandatory Redemption. In the event that an Event of Default or a Change of Control occurs, the Holder shall have the right, upon written notice to the Company (a “Mandatory Redemption Notice”), to have all or any portion of the unpaid principal amount of this Note, plus all accrued and unpaid Interest (including default interest (if any), redeemed by the Company (a “Mandatory Redemption”) at the Mandatory Redemption Price in same day funds. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the “Mandatory Redemption Date”), which date must be at least two (2) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Company, and the amount of principal and interest (and other amounts, if any) to be redeemed. In order to effect a Mandatory Redemption hereunder, the Holder must deliver a Mandatory Redemption Notice no later than, in the case of an Event of Default, the close of business on the third (3rd) Business Day following the date on which an Event of Default is no longer continuing and, with respect to a Change of Control, the close of business on the third (3rd) Business Day following the date on which the Change of Control is completed.

(b)  Payment of Mandatory Redemption Price.

(i) The Company shall pay the Mandatory Redemption Price to the Holder on the Mandatory Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Note, all accrued and unpaid Interest and any other amounts due hereunder, and pays such amount to the Holder in cash, the Holder shall return this Note to the Company for cancellation.

(ii) If the Company fails to pay the Mandatory Redemption Price to the Holder on Mandatory Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the date on which Mandatory Redemption Price has been paid in full.

6. OPTIONAL REDEMPTION.

(a) Redemption. Upon the satisfaction of the Equity Conditions on the Optional Redemption Date and on each of the twenty (20) Trading Days occurring immediately prior to such date, the Company shall have the right, at any time after the Issue Date, to redeem all but not less than all of the unpaid principal amount of this Note, plus all accrued and unpaid Interest, at the Optional Redemption Price (an “Optional Redemption”). In order to effect an Optional Redemption, the Company must deliver to the Holder written notice thereof (an “Optional Redemption Notice”), specifying the effective date of such Optional Redemption (the “Optional Redemption Date”), which date must be at least twenty (20) Trading Days following delivery of the Optional Redemption Notice to the Holder. In the event that the Company effects an Optional Redemption with respect to this Note, it must contemporaneously effect an Optional Redemption of all but not less than all of the other Notes. Notwithstanding the delivery by the Company of an Optional Redemption Notice, the right of the Company to exercise its redemption rights under this Section 6(a) shall be subordinate to and shall not limit in any way (x) the right of the Holder to convert this Note prior to the Optional Redemption Date, (y) the availability of any and all remedies that are provided to the Holder hereunder in the event that the Company does not satisfy its obligations with respect to any such conversion, or (z) the right of the Holder to effect a Mandatory Redemption pursuant to Section 5.

(b) Payment of Optional Redemption Price.

(i) The Company shall pay the Optional Redemption Price to the Holder on the Optional Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Note, and pays to the Holder the Optional Redemption Price and all other amounts due in connection therewith, the Holder shall return this Note to the Company for cancellation.

(ii) If the Company fails to pay the Optional Redemption Price to the Holder on the Optional Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Optional Redemption Date until the date on which Optional Redemption Price and accrued and unpaid default interest thereon have been paid in full.

7. FORCED CONVERSION.

(a) Forced Conversion. Subject to the terms and conditions of this Section 7(a), the Company shall have the right, exercisable at any time after December 31, 2007, to require Conversion of this Note (a “Forced Conversion”). In order to effect a Forced Conversion, (i) the daily VWAP must, on each of twenty (20) Trading Days occurring during any period of thirty (30) consecutive Trading Days (such period of thirty Trading Days, a “Forced Conversion Period”), be equal to or greater than the Forced Conversion Price and (ii) each of the Equity Conditions must be satisfied on each Trading Day occurring during the Forced Conversion Period and through and including the Forced Conversion Date. Notwithstanding the foregoing, in no event shall the Company be permitted to effect a Forced Conversion to the extent that, upon receipt of the shares of Common Stock deliverable thereby, the Holder would beneficially own more than 4.99% of the number of shares of Common Stock then outstanding.

(b) Forced Conversion Notice; Number of Conversion Shares. In order to effect a Forced Conversion hereunder, the Company must deliver to the Holder written notice thereof (a “Forced Conversion Notice”) at any time after the fifth (5th) Business Day immediately following the last Trading Day of the Forced Conversion Period but not later than the tenth (10th) Business Day following such last Trading Day. A Forced Conversion Notice shall specify the aggregate principal amount of the Notes that the Company elects to submit to a Forced Conversion. A Forced Conversion shall be effected on the date (the “Forced Conversion Date”) that is the third (3rd) Trading Day immediately following delivery of a Forced Conversion Notice to the Holder. On the Forced Conversion Date, the Company must deliver to the Holder a number of shares of Common Stock equal to (A) the amount of principal being converted as set forth on the applicable Forced Conversion Notice plus all Interest accrued and unpaid thereon as of such Forced Conversion Date divided by the (B) the Conversion Price in effect on such date. The Company must deliver such shares of Common Stock to the Holder in accordance with the provisions of Section 3(d) of this Note, with the Forced Conversion Date being deemed the Delivery Date for purposes hereof. If any fractional share would be issuable upon a Forced Conversion, such fractional share shall be disregarded and the number of shares issuable shall, in the aggregate, be equal to the nearest whole number of shares.

(c) Notwithstanding the delivery by the Company of a Forced Conversion Notice, nothing contained herein shall be deemed to limit in any way (x) the right of the Holder to convert this Note prior to the Forced Conversion Date or (y) the availability of any and all remedies that are provided to the Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Forced Conversion as required by the terms of Section 3 of this Note, provided, that, in the event of such failure, the Forced Conversion shall be terminated with respect to the Holder upon the delivery of written notice thereof by the Holder to the Company, and the Company shall forfeit its right to require a Forced Conversion of the Notes thereafter. In the event of multiple Forced Conversions, at least sixty (60) days must elapse between Forced Conversion Dates.

8. MISCELLANEOUS.

(a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company does not pay any amount under this Note when such amount becomes due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

ZAP
501 Fourth Street
Santa Rosa, California 95401
Attn:   Steven Kim
Tel: (707) 525-8658
Fax:  (707) 525-8692

with a copy (which shall not constitute notice) to:

Donahue Gallagher Woods LLP
Suite 1900
300 Lakeside Drive
Oakland, CA 94612
Attn: Michael J. Dalton
Tel: (510) 451-0544
Fax: (510) 832-1486

and if to the Holder, to such address for the Holder as shall appear on the signature page of the Securities Purchase Agreement executed by the Holder, or as shall be designated by the Holder in writing to the other parties hereto in accordance this Section 8(b).

(c)  Amendments and Waivers. No amendment, modification or other change to, or waiver of any provision of, this Note or any other Note may be made unless such amendment, modification or change, or request for waiver, is (A) set forth in writing and is signed by the Company, (B) consented to in writing by the holders of at least sixty-six percent (66%) of the unpaid principal amount of the Notes, and (C) applied to all of the Notes. Upon the satisfaction of the conditions described in (A), (B) and (C) above, this Note shall be deemed to incorporate any the amendment, modification, change or waiver effected thereby as of the effective date thereof, even if the Holder did not consent to such amendment, modification, change or waiver. Notwithstanding the foregoing, the limitation on beneficial ownership set forth in Section 3(f) may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that such limitation may be waived by the Holder upon sixty (60) days’ prior written notice to the Company, and such waiver shall be valid and shall not require the consent of the Company or any other holder of Common Stock or Notes.

(d)  Transfer of Note. The Holder may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)  Lost or Stolen Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.

(f)  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(g) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

(h) Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

ZAP

By: ____________________________
      Name:
      Title:

ANNEX I

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the 8% Senior Convertible Note (the “Note”) issued by ZAP (the “Company”) into shares of common stock (“Common Stock”) of the Company according to the terms and conditions of the Note. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

Date of Conversion:  _______________________________________________

Principal Amount of
Note to be Converted: _____________________________________________

Amount of Interest
to be Converted (if any): ____________________________________________

Number of Shares of
Common Stock to be Issued: _________________________________________

Name of Holder: __________________________________________________

Address: ________________________________________________________

________________________________________________________

________________________________________________________

Signature:  ________________________________________________________
                     Name:
                     Title:

Holder Requests Delivery to be made: (check one)

☐	By Delivery of Physical Certificates to the Above Address

☐	Through Depository Trust Corporation (Account ____________________________)